                                           Exhibit (10)(iii)(A) 5
                                           AT&T Form 10-K


              SENIOR MANAGEMENT FINANCIAL COUNSELING PROGRAM

                      GENERAL DESCRIPTION OF SERVICES

AT&T offers a financial counseling program to all active Senior Managers. This program is extended to retired Senior Managers during the first year of retirement. In addition, eligibility is extended to the spouse and/or immediate family members in the event of death of a participating Senior Manager. Participation in the program is voluntary.

Upon election to participate in the program, the Senior Manager can select from three financial counseling firms utilized by AT&T, all of which have nation-wide branches; Asset Management Group (AMG), The AYCO Corporation and Coopers & Lybrand. AMG has a base office in Englewood, Colorado and a local office in Parsippany, New Jersey. Ayco Corporation is based in Albany, New York, and has a local office in Florham Park, New Jersey.
Coopers & Lybrand, has a local office in Parsippany, New Jersey.

Upon selection of a firm, the Senior Manager is assigned a personal counselor who will schedule a preliminary interview which is primarily a get acquainted session. During the interview, the counselor will outline the services offered by the firm and describe the type of personal information and documents the Senior Manager will need to provide to the counselor. The types of documents and personal information include items such as wills, deeds, insurance policies and trusts, as well as complete data on the Senior Manager's financial status. All information is held strictly confidential between the financial counseling firm and the Senior Manager.

The counselor will schedule a follow-up interview at which time an in depth examination of the financial goals and objectives of the Senior Manager and the spouse is completed.

After all pertinent data has been analyzed, the counselor will prepare a comprehensive report for presentation to the Senior Manager. The report outlines the Senior Manager's current financial status, indicates areas requiring adjustments, if any, and recommends future financial actions.

The types of services provided in the program include:

          *    COMPANY PROVIDED BENEFITS PLANNING

          *    ESTATE PLANNING

          *    INSURANCE PLANNING

          *    INVESTMENT PLANNING

          *    INCOME TAX PLANNING

In addition to the above services, the Senior Management
Financial Counseling Program covers the cost of personal income tax preparation and the preparation of wills and trusts associated with estate planning.

Although AMG, AYCO and Coopers & Lybrand provide tax preparation services, the Senior Manager may engage their own attorney or tax accounting firm for both estate planning and tax preparation.

Attached is a summary of the current financial counseling fees by firm and type of service. Each of the three firms bills AT&T
Executive Human Resources, who in turn pays the bills and charges the expense to each individual Senior Manager's budget.

The amount of each financial counseling invoice paid on behalf of a Senior Manager by AT&T, is treated as imputed income to the Senior Manager. The imputed amount is reflected in the Senior Manager's paycheck and appropriate federal and state taxes are withheld from the imputed income at "flat" tax rates.

Every February, a tax allowance payment is made to each Senior Manager to offset any adverse tax effects as a result of the non-deductibility of all or a portion of the financial counseling fees paid by AT&T on their behalf. The tax allowance payment is considered taxable income in the year in which the payment is received.

This program is administered by Kathy Convery of Executive Human
Resources.  Kathy can be reached on (908) 221-4444.



03/14/94

            AT&T SENIOR MANAGEMENT FINANCIAL COUNSELING PROGRAM

                  CONTACTS AT FINANCIAL COUNSELING FIRMS



THE AYCO CORPORATION
- --------------------

Dick Cummins
The Ayco Corporation
One Wall Street
Albany, NY  12205
(518) 464-2000


Joel Schaller
The Ayco Corporation
325 Columbia Turnpike
Florham Park, NJ  07932
(201) 514-2120



ASSET MANAGEMENT GROUP
- ----------------------

Todd Cleary
Asset Management Group
10 Sylvan Way
Parsippany, NJ  07054
(201) 644-2656



COOPERS AND LYBRAND
- -------------------

Tom Ross
Coopers and Lybrand
One Sylvan Way
Parsippany, NJ  07054
(201) 829-9226



3/94


                                        1994 FEE SCHEDULE

                                   (Annual Fee Per Participant)


     Type of Service                            Counseling Firms
     ---------------                            ----------------

                              AYCO#                AMG                    C&L
                              -----                ---                    ---
New Participant (First Year)  $10,550              $10,500                $10,500

                                                   (NOTE:
                                                   AMG's First Year fee
                                                   includes income tax
                                                   preparation)


Continued Counseling          $ 5,300              $ 9,825                $ 6,500


Income Tax Preparation        $ 1,700*             $ 2,950                $ 2,500*



- --------------
     * Variable -- 1993 average amount.
     # Fees are subject to a 15% surcharge for all participants who are serviced out of the California Regional Office due to the higher cost of conducting business.

3/94

/TABLE